UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2013

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 19, 2013, Poly Shield Technologies Inc. (the “Company”) entered into a term sheet agreement (the “Term Sheet Agreement”) dated August 16, 2013 with Prestige Cruise Holdings, Inc. (“Prestige”) for the purchase and sale of two DSOX-15 fuel scrubber systems for reducing the sulfur content of marine fuel oil.

The Term Sheet Agreement is intended to create legal and binding obligations on the parties.  However, the parties are negotiating a definitive purchase and sale agreement that will replace and supersede the Term Sheet Agreement upon its execution.

Under the Term Sheet Agreement, the Company has agreed to sell to Prestige and install two DSOX-15 fuel scrubbers.  In addition, the Company has agreed to provide Prestige with an option to purchase up to seven additional DSOX-15 fuel scrubbers at the same price, for a period ending December 31, 2014.  The cost of obtaining certification that any installed DSOX-15 scrubbers meet Marine Environmental Protection Committee sulfur limits will be borne by Prestige.  In the event that certification cannot be obtained for a DSOX-15, the Company will credit any actual purchase payments made by Prestige towards the price of an exhaust scrubber.

The foregoing description of the Term Sheet Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Sheet Agreement attached as Exhibit 10.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit	Description
10.1	Term Sheet Agreement between Prestige Cruise Holdings, Inc. and Poly Shield Technology Inc. dated effective as of August 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: August 22, 2013	By: /s/ Rasmus Norling

Name: Rasmus Norling
Title: Chief Executive Officer and President

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